Exhibit 10.66

This Instrument Prepared By
And To Be Returned To:
R. Mason Blake, Esquire
DEAN MEAD
7380 Murrell Road, Suite 200
Viera, Florida 32940
(321) 259-8900

AERIAL RAILROAD BRIDGE, BRIDGE SUPPORT AND DRAINAGE EASEMENT
AGREEMENT

THIS AERIAL RAILROAD BRIDGE, BRIDGE SUPPORT AND DRAINAGE EASEMENT AGREEMENT (hereinafter referred to as this “Easement Agreement”) is made and entered as of this 31st  day of January, 2017 (hereinafter referred to as the “Effective Date”) by and between BREVARD COUNTY, FLORIDA, a political subdivision of the State of Florida, whose address is 2725 Judge Fran Jamieson Way, Bldg. C, Viera Florida 32940 (hereinafter referred to as the “Grantor”), and ALL ABOARD FLORIDA – OPERATIONS, LLC, a Delaware limited liability company, whose address is 2855 LeJeune Road, 4th Floor, Coral Gables, Florida 33134 (hereinafter referred to as the “Grantee”).

RECITALS

WHEREAS, the Grantor is the owner of fee simple title to that certain public roadway, known as Pine Street; and

WHEREAS, the Grantee desires to obtain certain easements, and Grantor has agreed to grant such easements, for the purposes of, among other things as set forth herein, constructing, operating, maintaining, repairing the Improvements (as defined in Section 2 below) and Drainage Facilities (as defined in Section 3 below) over, upon, across and . through portions of the Pine Street right-of-way as more particularly described in Exhibit “A”, Exhibit “C”, Exhibit “D” and Exhibit “E”, attached hereto and incorporated herein by this reference (collectively, hereinafter referred to as the “Easement Property”); and

WHEREAS, the Grantee’s proposed use of the Easement Property will not impair the use of the Easement Property as a roadway for vehicular or pedestrian traffic, or impede the free flow of traffic on Pine Street, excepting during occasional short-term construction or major maintenance operations (hereinafter referred to as “Roadway Purposes”); and

WHEREAS, as consideration for receiving the rights granted hereunder, the Grantee hereby agrees to maintain and repair, or to cause to be maintained and repaired, the Improvements, to hold harmless and defend the Grantor, and to maintain insurance, all as further set forth and agreed to below;

NOW, THEREFORE, in consideration of the sum of One Dollar, and other valuable consideration paid and received, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Grantee agree as follows:

1.          Recitals.  The above recitals are true and correct in all respects and are incorporated herein by reference as if set forth herein verbatim.

2.          Grant of Bridge Easements.

                              (a)            Aerial Railroad Bridge Easement.  The Grantor hereby grants, conveys, dedicates and establishes a perpetual, non-exclusive easement above that portion of the Easement Property as more particularly described in Exhibit “A”, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Aerial Railroad Bridge Easement Parcel”), subject to the terms and conditions set forth herein, in favor of the Grantee, its contractors, subcontractors, agents, employees, licensees, successors and assigns, for the purposes of constructing, installing, maintaining, operating, using, restoring, replacing, altering, repairing and removing (but not enlarging, expanding or relocating) that portion of a passenger railroad bridge and related improvements (hereinafter referred to as the “Improvements”) to be constructed and located within the Aerial Railroad Bridge Easement Parcel in accordance with the plans and specifications set forth in Exhibit “B”, attached hereto and incorporated herein by reference (hereinafter referred to as the “Plans”), together with non-exclusive rights for ingress, egress and access on, in, over, under, and through the land area of the Aerial Railroad Bridge Easement Parcel and the Improvements for the purpose of performing such construction, installation, maintenance, use, operation, restoration, replacement, alteration, removal and repair of the Improvements (hereinafter referred to as the “Aerial Railroad Bridge Easement”). The Grantor retains all rights with respect to traffic flow, pedestrian access, and all other governmental regulation on the Easement Property, subject to this Easement Agreement and other documents of record.

(b)             Bridge Support Structure Easement.  The Grantor hereby grants, conveys, dedicates and establishes a perpetual, non-exclusive Railroad Bridge Support Structure easement on that portion of the Easement Property more particularly described in Exhibit “C”, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Railroad Bridge Support Structure Easement Parcel”), subject to the terms and conditions set forth herein, in favor of the Grantee, its contractors, subcontractors, agents, employees, licensees, successors and assigns, for the purposes of constructing, installing, maintaining, operating, using, restoring, replacing, altering, repairing and removing (but not enlarging, expanding or relocating) that portion of the Improvements to be constructed and located in the Railroad Bridge Support Structure Easement Parcel in accordance with the Plans, together with non-exclusive rights for ingress, egress and access on, in, over, under, and through the land area of the Railroad Bridge Support Structure Easement Parcel and the Improvements for the purpose of performing such construction, installation, maintenance, use, operation, restoration, replacement, alteration, removal and repair of the Improvements (hereinafter referred to as the “Railroad Bridge Support Structure Easement”). The Grantor retains all rights with respect to traffic flow, pedestrian access, and all other governmental regulation on the Easement Property, subject to this Easement Agreement and other documents of record.

3.          Drainage. Easement.  The Grantor hereby grants, conveys, dedicates and establishes a perpetual, non-exclusive easement over, upon, across and through that portion of the Easement Property as more particularly described in Exhibit “D”7 attached hereto and incorporated herein by this reference (hereinafter referred to as the “Drainage Easement Parcel”), subject to the terms and conditions set forth herein, in favor of the Grantee, and its contractors, subcontractors, agents, employees, licensees, successors and assigns, for the purposes of constructing, installing, maintaining, operating, using, restoring, replacing, altering, repairing and removing (but not enlarging, expanding or relocating) the storm water drainage facilities comprising part of the Improvements (hereinafter referred to as the “Drainage Facilities”) and for ingress, egress and access on, in, over, under, and through the Easement Property for the purpose of performing such construction, installation, maintenance, use, operation, restoration, replacement, alteration, removal and repair of the Improvements (hereinafter referred to as the “Drainage Easement”).

4.          Temporary Construction Easement. The Grantor hereby grants, conveys, dedicates and establishes a temporary construction easement over, upon, across and through the property described in Exhibit “E”, attached hereto and incorporated herein by this reference (hereinafter referred to as the “Temporary Easement Parcel”), subject to the terms and conditions set forth herein, in favor of the Grantee, and its contractors, subcontractors, agents, employees, licensees, successors and assigns, for the purposes of constructing and installing the Improvements (hereinafter referred to as the “Temporary Construction Easement”). The Aerial Railroad Bridge Easement, the Railroad Bridge Support Structure Easement, the Drainage Easement and the Temporary Construction Easement are hereinafter sometimes individually referred to as an “Easement” and collectively referred to as the “Easements,” and the Aerial Railroad Bridge Easement Parcel, the Railroad Bridge Support Structure Easement Parcel, the Drainage Easement Parcel and the Temporary Easement Parcel are hereinafter sometimes collectively referred to as the “Easement Parcels”.

5.          Term.  The term of the Easements shall commence upon the Effective Date and each shall be a perpetual easement, unless terminated by the parties or terminated pursuant to Section 6 hereof, except that the Temporary Construction Easement shall terminate upon of the completion of the Improvements.

6.          Termination.  Should the use for an Easement be abandoned or cease for three (3) consecutive years; then upon written notice of termination by the Grantor, all rights hereby granted to the Grantee shall terminate as to the portion of the Easement abandoned and the Grantee shall forthwith, at its own cost and expense and in a manner reasonably satisfactory to the Grantor, remove the Improvements with respect to such abandoned portion of the Easement and restore such portion of the Easement Property to the condition previously found as of the date hereof or as otherwise approved by the Grantor. In the event that the Grantee fails or refuses to so remove such Improvements after such written notice, then the Grantor may, at its option, remove or cause to be removed such Improvements and restore the affected portion of the Easement Property to the condition previously found as of the date hereof, and the Grantee will, in such event, upon bill rendered, pay to the Grantor all costs incurred by it in such removal and restoration. If such costs are not paid within thirty (30) days of when due, the Grantor may impose all such costs and expenses on the immediately abutting property of the Grantee as a special assessment lien and may foreclose such county special assessment liens as provided by the laws of the State of Florida and of Brevard County. Such rights of the Grantor are in addition to, and exclusive of, any other rights set forth herein or under the law and shall survive the termination of this Easement Agreement. Notwithstanding anything in this Section 6 to the contrary, the Temporary Construction Easement shall terminate upon of the completion of the construction of the Improvements.

7.          Use.  The Easement Parcels shall be used solely in connection with the operation of passenger railway service (and not freight train service) and otherwise for the purposes authorized and provided for in this Agreement. In no event shall the Grantee’s use of the Easements unreasonably interfere with the Grantor’s operation and use of the Easement Property for Roadway Purposes, or impair or impede vehicular or pedestrian traffic on the Easement Property in any manner, unless prior arrangements have been made in writing between the parties which agreement may be withheld or granted in the Grantor’s sole discretion. The Easements shall not be used in any manner to adversely affect the use, safety, appearance, or enjoyment of the Easement Property for Roadway Purposes. Two-way roadway traffic shall be maintained at all times unless traffic alteration is approved pursuant to a permit issued by the Grantor. Throughout the term of this Easement Agreement, the Grantee shall be liable to the Grantor for the maintenance and other obligations set forth herein. The Improvements shall be owned by the Grantee, subject to the terms set forth herein.

8.          Obligations.

i.                Taxes and Governmental Fees. The Grantee shall be responsible for all federal, state, county, city, and local taxes, assessments, fees, charges, levies and other governmental impositions that may be assessed against the Easement Parcels during the term of this Easement Agreement, including the airspace and Improvements, and including real property taxes, impact fees, storm water fees, utility fees, zoning and building fees, special assessments, if any.

ii.               Repairs and Damage. The Grantee shall pay for any and all repairs or damage to the Easement Property as a result of the use, construction, repair and maintenance of the Improvements. The Grantor shall not be responsible for any cost, claim, charge, fee, liability or lien resulting from the use of the Easements.

iii.              Hazardous Materials. From and after the Effective Date of this Easement Agreement, Grantee is responsible for any hazardous materials found in the Easement Parcels in violation of applicable laws and regulations to the extent any such hazardous materials are caused by the Grantee. In the event that such hazardous materials are found in violation of applicable law, the burden of proving that such hazardous materials are caused by the Grantor or a third party shall be upon the Grantee. The Grantor reserves the right to test the Easement Parcels at its own expense for hazardous materials at any time, upon written notice to the Grantee. The term “hazardous materials” shall mean any hazardous or toxic substances, material, waste, solid waste or debris of any kind, as defined by the Environmental Protection Agency and any federal, state, or local laws. The Grantee shall, at the Grantee’s sole cost and expense, promptly and diligently complete any and all audits, assessments, clean-ups and monitoring of the Easement Parcels required by provisions of this section.

iv.              Maintenance. Except as specifically set forth otherwise in this Easement Agreement, the Grantee shall be responsible to maintain, repair and replace the Improvements, and to maintain and keep in a clean and safe condition the Improvements, free of dirt, rubbish, graffiti, debris, abandoned vehicles, loose building materials, loose surface finishes, and obstructions. Such maintenance will be accomplished in a manner so as not to cause any interference with the operation of the Easement Property for Roadway Purposes, the free flow of pedestrian and vehicular traffic thereon and other related purposes, unless prior arrangements have been made in writing between the parties, which agreement may be granted or withheld in the reasonable discretion of the Grantor. Any repair shall be at least similar or equal in quality and class to the original work. The Grantor has the right, but not the obligation, to enter upon the Easement Property to inspect the condition of same. In the event that Grantee fails to so maintain or repair the Improvements, the Grantor shall provide notice of such failure to the Grantee, and if the Grantee fails to cure such maintenance or repair issue within a reasonable period of time (such time frame to be determined in the Grantor’s discretion), then the Grantor, through its duly authorized representatives, employees and contractors, has the right but not the obligation to perform such work, and the cost thereof shall be chargeable to the Grantee and shall immediately be due and payable to the Grantor upon the performance of such work and the Grantee’s receipt of an invoice therefor.

v.               Security. The Grantee is solely responsible for the personal safety of its employees, invitees or any other person entering the Easement Property, as well as any equipment or personalty installed or brought into the Easement Property. The Grantor assumes no responsibility for the safety of such persons, equipment or personalty.

vi.              Utilities. Any and all costs relating to utilities, including utility relocation costs, shall be borne by and shall be the sole responsibility of the Grantee.

To the extent that the Grantee has outstanding obligations under this Section 8 which accrued prior to the termination of this Easement Agreement, the provisions of Section 8, as applicable, survive the termination of this Easement Agreement.

9.          Indemnification. The Grantee shall indemnify and hold harmless and defend the Grantor and its officers, employees, agents and instrumentalities from any and all liabilities, losses or damages, including attorneys’ fees and costs of defense, which the Grantor or its officers, employees, agents or instrumentalities may incur as a result of claims, actions, debts, remedies, demands, suits, causes of actions or proceedings of any kind or nature to the extent arising out of or resulting from the use and operation of the Easements by the Grantee or its employees, agents, servants, partners, principals or subcontractors, and shall investigate and defend all claims, suits or actions of any kind or nature in the name of the Grantor, where applicable, including appellate proceedings, and shall pay all reasonable costs, judgments, and attorney’s fees which may issue thereon. The Grantee expressly understands and agrees that any insurance protection required by the Easements or otherwise provided by the Grantee shall in no way limit the responsibility to indemnify, keep and save harmless and defend the Grantor or its officers, employees, agents and instrumentalities as herein provided. It is understood that the Grantor assumes no responsibility for the personal safety of any persons, equipment or personal property brought into or installed upon the Easement Parcels, including any loss, theft, damage, or injury. The Grantee shall promptly notify the Grantor of any loss, damage, injury or death arising out of or in connection with the Easements or occurring on the Easement Parcels. This obligation survives the termination and expiration of this Easement Agreement. The parties acknowledge specific consideration has been exchanged for this provision.

10.          Insurance. At all times during the term of this Easement Agreement, the Grantee shall, at its expense, obtain and maintain insurance coverage in accordance with the Insurance Requirements set forth in Exhibit “E”, attached hereto and incorporated herein by reference, with responsible companies who are acceptable to the Grantor and licensed and authorized under the laws of the State of Florida. In addition, the Grantee shall cause its contractors performing construction work or installing improvements within any of the Easement Areas to obtain and maintain Railroad Protective Liability Insurance with the coverage limits specified in Exhibit “E”. The Grantee shall furnish to the Grantor Certificate(s) of Insurance which indicate that insurance coverage has been obtained in accordance with, the Insurance Requirements set forth in Exhibit “E”. Such Certificate(s) of Insurance must identify the certificate holder as Brevard County, Florida, 2725 Judge Fran Jamieson Parkway, Bldg. C, Attn.:____________, _____________, Viera, Florida 32940. The Grantor shall be notified in writing of any reduction, cancellation or substantial change of policy or policies at least thirty (30) days prior to the effective date of said action. Compliance with the foregoing requirements shall not relieve the Grantee of liability and obligation under this Section or under any other Section of this Easement Agreement.

11.          Grantee’s Right to Transfer. Any sale, assignment or transfer of the Grantee’s interest in the Easements shall be made expressly subject to the terms, covenants and conditions of this Easement Agreement, and any such transferee shall expressly assume all of the obligations of the Grantee under this Easement Agreement, and agree to be subject to all conditions and restrictions to which the Grantee is subject. Without limiting the generality of the preceding sentence, any such transferee shall have the right to utilize the easements granted hereunder only in connection with the operation of passenger railway service (and not freight train service). In the event of a transfer of the Grantee’s interests in the Easement and/or the Drainage Easement, or any part thereof, the Grantee shall deliver written notice to the Grantor of such transfer, together with a copy of the transfer agreement (if applicable). Upon any such transfer by the Grantee, the Grantee shall be released from future obligations which may occur during the unexpired term of the Easement and/or the Drainage Easement, as applicable. However, nothing in this Easement Agreement shall abrogate the Grantee’s obligation to pay any sums due to the Grantor which accrued prior to the effective date of such transfer, or obligations or liabilities occurring prior to the date of transfer, and the Grantor shall always have the right to enforce collection of such sums due and to enforce obligations from the Grantee which accrued prior to the transfer and in accordance with the terms of this Easement Agreement unless written consent is obtained from the Grantor.

12.          Representations and Warranties. Grantee hereby represents and warrants to the Grantor that (i) it has full power and authority to enter into this Easement Agreement and perform in accordance with its terms and provisions, and (ii) that the parties signing this Easement Agreement on behalf of the Grantee have the authority to bind the Grantee and to enter into this transaction, and (iii) that the Grantee has taken all requisite action and steps to legally authorize this transaction to execute, deliver and perform pursuant to this Easement Agreement. The Grantor neither warrants title to the property conveyed herein for the limited purposes stated herein, which is in AS IS condition, nor guarantees the suitability of any of the lands for a particular use.

13.          Binding Effect. All terms and provisions of this Easement Agreement are binding upon the parties hereto and their respective successors and assigns. Further, all terms and provisions of this Easement Agreement and all rights, privileges, benefits and burdens created hereunder are covenants running with the lands described herein, binding upon and inuring to the benefit of the parties hereto, their respective heirs, successors, successors-in-title, legal representatives and assigns.

14.          Construction of Easement. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Easement Agreement and that, accordingly, no court construing this Easement Agreement shall construe it more stringently against one party than the other.

15.          Governing Law/Venue. This Easement Agreement shall be governed by and construed under the laws of the State of Florida. Venue for any action arising out of this Easement Agreement shall be Brevard County, Florida.

16.          Compliance with Permits. Laws and Regulations. Grantee shall be responsible for securing all permits, consents and approvals, and complying with all applicable law, regulations, codes and rules in installing, constructing and completing the improvement including, without limitation, compliance with the Americans with Disabilities Act, Florida Statutes, the Florida Building. Code, and the Brevard County Code of Ordinances, all as applicable.

17.          Notices. Any notices which may be permitted or required hereunder shall be in writing and shall be deemed to have been duly given as of the date and time the same are received at the addressee’s address set forth below, whether same are personally delivered, mailed by United States Postal Service, postage prepaid by registered or certified mail, return receipt requested, delivered by Federal Express or other overnight delivery service from which a receipt may be obtained, and addressed as follows:

To the Grantor:	Brevard County, Florida
2725 Judge Fran Jamieson Way, Bldg. C
Viera, Florida 32940
	Attn:	County Manager

To Grantee:	All Aboard Florida - Operations, LLC
2855 LeJeune Road, 4th Floor
Coral Gables, Florida 33134
Attention: Kolleen O. P. Cobb

or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as herein provided. Should the Easement and/or the Drainage Easement, or a portion thereof, be sold or transferred, on the date of the closing, Grantee shall identify the party and address to which such notice shall be provided in the future, and shall record same in the public records.

18.          Waiver. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver of the breach of any provision of this Easement Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Easement Agreement.

19.           Successors and Assigns. The Easements shall each run with the land and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

20.          Recording. This Easement Agreement shall be recorded in the Public Records of Brevard County, Florida, at the sole cost of the Grantee. A copy of the recorded instrument shall be provided to the Director of Public Works of Brevard County within thirty (30) days after the date of recording.

21.          Amendments: Termination. Subject to the other provisions hereof, this Easement Agreement may not be amended, modified or terminated except by written agreement of the Grantor and the Grantee. Further, no modification or amendment shall be effective unless in writing, duly executed, acknowledged and recorded in the Public Records of Brevard County, Florida.

22.          Waiver. The failure or delay of any party at any time to require performance by another party of any provision of this Easement Agreement, even if known, shall not affect the rights of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision of this Easement Agreement should not be construed as a waiver of the provision itself, or a waiver of any right, power or remedy under this Easement Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

23.          Consents. Whenever in this Easement Agreement the consent or approval of the Granter is required, such consent or approval, shall be made (so long as the Grantor is the Brevard County) by the County Manager or its designee on behalf of the Grantor and: (a) shall not be effective unless it is in writing; and (b) shall apply only to the specific act or transaction so approved or consented to and shall not relieve the Grantee of the obligation of obtaining the Grantor’s prior written consent or approval to any future similar act or transaction.

24.          Grantor’s Rights as Sovereign. It is expressly understood that, notwithstanding any provision of this Easement Agreement and the Grantor’s sovereign status hereunder (if applicable): (a) the Grantor retains all of its sovereign prerogatives and rights as a county under Florida laws and shall not be estopped from withholding or refusing to issue any approvals of and applications for building, zoning, planning or development under present or future laws and regulations of whatever nature applicable to the design, construction and development of the improvements provided for herein, and (b) the Grantor is not obligated to grant any applications for building, zoning, planning or development under present or future laws and regulations of whatever nature.

25.          Severability. If any provision of this Easement Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Easement Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantor has caused this Easement Agreement to be executed in its name by the Chairperson of the Board of County Commissioners, as authorized by the Brevard County Board of County Commissioners, and the Grantee has caused this Easement Agreement to be executed by its duly authorized representative, all as of the Effective Date.

GRANTOR:

Signed, sealed and delivered presence of:			BREVARD COUNTY, FLORIDA, a in the political subdivision of the State of Florida
/s/ Jennifer Valliere
Print name:	Jennifer Valliere	By:	/s/ Curt Smith
		Name:	Curt Smith
		Title:	Chairman
/s/ Eden Bentley
Print name:	Eden Bentley

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 31st day of January, 2017, by Curt Smith, as Chairman, of BREVARD COUNTY, FLORIDA, a political subdivision of the State of Florida, on behalf of Brevard County. Said person is (check one) ☒ (personally known to me, ☐ produced a driver’s license (issued by a state of the United States within the last five (5) years) as identification, or ☐ produced other identification, to wit:____________________

/s/ Eden Bentley
NOTARY PUBLIC	EDEN BENTLEY MY COMMISSION # FF 088814 expires: February 3, 2018 Bonded Thru Notary Public Underwriters	Print Name:
STATE OF FLORIDA		Notary Public, State of____________
Commission No.:

[ILLEGIBLE]

My Commission Expires: ___________
Attested to by: /s/ Scott Ellis________
Scott Ellis, Clerk

ALL ABOARD FLORIDA - OPERATIONS, LLC, a Delaware limited liability company
/s/ Brenda Johnson
Print Name:	Brenda Johnson	By:	/s/ Kolleen Cobb
		Name:	Kolleen Cobb
		Title:	Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

The foregoing instrument was acknowledged before me this 27th day of January 2017, by Kolleen Cobb, as Vice President, of ALL ABOARD FLORIDA – OPERATIONS, LLC, a Florida limited liability company, on behalf of the company. Said person is (check one) ☒personally known to me, □ produced a driver’s license (issued by a state of the United States within the last five (5) years) as identification, or ☐produced other identification, to wit: _______________________.

/s/ Jessica Perez
NOTARY PUBLIC	JESSICA PEREZ MY COMMISSION # FF 987575 EXPIRES: October 23, 2017 Bonded Thru Notary Public Underwriters	Print Name:
STATE OF FLORIDA		Notary Public, State of ________
Commission No:

My Commission Expires: ____________